EXHIBIT 10.4

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 30, 2005, by and among Terra Insight Corporation, a Delaware corporation (the "Company"), CompuPrint, Inc., a North Carolina corporation ("CPPT"), and Enficon Establishment, a Liechtenstein company ("Buyer").

                                    WHEREAS:

      A. The parties are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

      B. Buyer desires to purchase, and the Company and CPPT desire to issue and sell, upon the terms and conditions set forth in this Agreement, Convertible Debentures of CPPT (the "Securities"), convertible into shares of common stock of CPPT at $1 per share, in the form annexed hereto as Exhibit A, at the price of $5 million, paid in stages as further described below;

      C. Information about the Company is set forth in the accompanying Private Placement Memorandum dated June 30, 2005 (the "PPM"). The information in the PPM relates to the business and operations of TIC, which has recently been acquired by CPPT;

      NOW THEREFORE, the Company, CPPT and Buyer hereby agree as follows:

      1. PURCHASE AND SALE OF SECURITIES.

            a. Purchase of Securities. On the Closing Date (as defined below), CPPT shall issue and sell to Buyer and Buyer agrees to purchase from CPPT the Securities.

            b. Form of Payment. Upon execution of this Agreement, (i) Buyer shall pay the purchase price indicated on the signature page (the "Purchase Price") for the Securities to be issued and sold to Buyer at the Closing by cash or wire transfer of immediately available funds. All of such funds shall be paid by wire transfer to:

                    Account Name:    Law Offices of Dan Brecher, Escrow Account
                    Account No.:     95050499
                    ABA No.:         021-000-089
                    Bank:            Citibank N.A.
                                     90 Park Avenue
                                     New York, NY 10016

            c. Closing Date. The date and time of the sale of the Securities pursuant to this Agreement (the "Closing Date") shall be the date of acceptance by CPPT of the Buyer as a purchaser of its securities hereunder, and the receipt and clearance of the Purchase Price.

            d. Required Payments for Convertible Debenture Purchases.

                  (i) The initial $2 million payment for Debenture No. 1, which is Exhibit A hereto, is due in full on or before July 05, 2005. If such payment in full is not received in the form of payment provided for in Section 1.b. above on or before July 05, 2005, this Securities Purchase Agreement and all other agreements between the parties are void and of no further effect, except that the confidentiality agreement and the non-circumvention agreement previously signed on behalf of Enficon shall remain in effect.

                  (ii) At the sole discretion of CPPT, but in any event, no
            later than August 1, 2005, CPPT and the Company will send notice to Buyer that a further $1 million payment is due for the purchase of a further $1 million Debenture in the form of convertible debenture that is Exhibit A to this Agreement. Buyer shall, within five business days of such notice, pay said $1 million to CPPT by wire transfer to the account stated in Section 1.b. above. If Buyer fails to pay CPPT the


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            amount required to be paid in this Section 1.d.(ii) within five business days of notice sent by CPPT, and CPPT or TIC has deposited at least $1 million in a TNEC bank account, then Buyer shall have no further rights to purchase any debenture from CPPT under this Agreement.

                  (iii) At the sole discretion of CPPT, assuming that Buyer has complied with the other terms of this Agreement, CPPT can notice to Buyer and request the wiring of an additional $2 million payment for the purchase of a further $2 million Debenture in the form of convertible debenture that is Exhibit A to this Agreement ( up to a total of $5 million of debenture purchases pursuant to this Agreement), after the first $3 million of debenture purchases have been made, of which $1 million shall have been paid over and used in accordance with Schedule 1 to the Tierra Nevada Exploration Agreement dated June 30, 2005 (the "TNEC Agreement"). Buyer shall, within five business days of such notice, pay said $2 million to CPPT by wire transfer to the account stated in Section 1.b. above. If Buyer fails to pay CPPT the amount required to be paid in this
            Section 1.d.(iii) within five business days of notice sent by CPPT, then Buyer shall have no further rights to purchase any debenture from CPPT under this Agreement.

      2. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to the Company and CPPT solely as to it that:

            a. Investment Purpose. As of the date hereof, Buyer is purchasing the Securities for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            b. Accredited Investor Status. Buyer is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Buyer has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities pursuant to this Agreement. Buyer has been represented by counsel and advisors of its choice. Buyer acknowledges that an investment in the Securities pursuant to this Agreement is speculative and involves a high degree of risk.

            c. Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company and CPPT are relying upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

            d. Information. Buyer has conducted its own independent investigation of the Company and CPPT, and has received the PPM and all documents, records, books and other information pertaining to Buyer's investment in the Company and CPPT that has been requested by Buyer. Buyer represents that Buyer has carefully reviewed the information provided, including the PPM. Buyer understands that the information in the PPM relates to the business and operations of TIC, and does not give effect to the business or operations of CPPT, which is a company with no substantive operations, nor to the effects of the proposed combination of the Company and CPPT.

            e. Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. There is no representation that any registration statement will be declared effective.

            f. Transfer or Resale. Buyer understands that: (i) except as provided for herein, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) Buyer shall have delivered to CPPT an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration to the reasonable satisfaction of CPPT, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("Rule 144")) of Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an accredited investor, or (d) the Securities are sold


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

pursuant to Rule 144, and Buyer shall have delivered to CPPT an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions to the reasonable satisfaction of CPPT; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither CPPT nor any other person is under any obligation to file to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the provisions herein). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

            g. Legends. Buyer understands that until such time as the Securities have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

            h. Authorization; Enforcement. This Agreement has been duly authorized and validly executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms
(i) subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, (ii) subject to a court's discretionary authority with respect to the granting of specific performance, injunctive relief or other equitable remedies and (iii) except to the extent the indemnification and contribution provisions, if any, contained in any this Agreement may be limited by applicable federal or state securities laws or unenforceable as against public policy..

            i. Residency. Buyer is a resident of the jurisdiction set forth immediately below Buyer's name on the signature page hereto.

            j. Not an Affiliate. Buyer is not an officer, director or "affiliate" (as that term is defined in Rule 405 under the 1933 Act) of CPPT.

            k. Absence of Conflicts. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof by Buyer, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Buyer or (a) violate any provision of any indenture, instrument or agreement to which Buyer is a party or is subject, or by which Buyer or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Buyer to any third party; or
(d) require the approval of any non-governmental agency third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Buyer is subject or to which any of its assets, operations or management may be subject.

            l. Manner of Sale. At no time was Buyer presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

            m. Broker/Finder. Buyer represents that no broker or finder is entitled to any commission or fee.

            n. Corporate Matters. In connection with the business combination of the Company and CPPT, Buyer consents to the following proposed actions: a proposed reincorporation of CPPT under the laws of the


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State of Delaware; a proposed parent-subsidiary merger of CPPT and the Company under the laws of the State of Delaware; a proposed name change of CPPT to "Terra Insight Corporation" or such other corporate name as is selected by its Board of Directors; and an increase in the authorized capital of CPPT to 250,000,000 shares of common stock and 25,000,000 shares of preferred stock. Buyer waives any entitlement to appraisal or dissenter rights in connection with the foregoing.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND/OR CPPT. The Company and/or CPPT represents and warrants to Buyer that:

            a. Organization and Qualification. Each of the Company and CPPT is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or formed, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Each of the Company and CPPT is duly qualified or intends to apply for qualification as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or CPPT, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. Immediately prior to the proposed acquisition of the Company by CPPT, neither the Company nor CPPT has a subsidiary, except that the Company has formed Terra Resources, Inc. The term "subsidiary" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

            b. Authorization; Enforcement. Each of the Company and CPPT has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company and CPPT. This Agreement has been duly executed and delivered by the Company and CPPT by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company and CPPT accordingly. This Agreement constitutes a legal, valid and binding obligation of the Company and CPPT enforceable against the Company and CPPT in accordance with its terms.

            c. Capitalization. As of June 30, 2005, the authorized capital stock of CPPT consists of 100,000,000 shares of common stock, of which 41,333,320 shares are issued and outstanding, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding. Except as referenced herein, as of June 30, 2005, no shares of common stock or preferred stock are currently reserved for issuance. All of such outstanding reserved shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of CPPT are subject to preemptive rights or any other similar rights of the shareholders of CPPT or any liens or encumbrances imposed through the actions or failure to act of CPPT.

                  CPPT will be implementing a stock option plan and is implementing a management incentive plan, which may be subdivided as appropriate, for employees, management and other persons entitled to participate in accordance with usual compensation practices for development stage technology companies. As of June 30, 2005, CPPT has options outstanding (or reserved for issuance) for the purchase of approximately 3,100,000 shares at $.32 per share, 413,333 shares at $.80 per share, 250,000 shares at $.80 per share, and 500,000 shares at $1.00 per share, and may issue additional options to purchase up to 2,000,000 shares at fair market value, all separate and apart from the shares reserved under the stock option plan. CPPT has reserved approximately 5,000,000 shares for future issuance under its stock option plan, at an exercise price at fair market value on the date of issuance, and pursuant to future employment and consulting agreements. All of these options are in conjunction with employment or services agreements between CPPT and its officers, directors and/or consultants. Except as referenced herein, there are no presently outstanding options, warrants, rights (including, without limitation, rights of first refusal, anti-dilution, conversion, preemptive or similar rights) or agreements for the purchase or acquisition from CPPT of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of its capital stock.


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

            d. Issuance of Securities. The Securities to be issued and sold hereunder will be (i) duly and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, (ii) free of restrictions on transfer other than restrictions on transfer under this Agreement and securities laws, (c) free of any liens, mortgages, claims, charges, security interests, restrictions or encumbrances of any kind ("Liens") other than as may be created by Buyer, and (d) not subject to any rights of first refusal, preemptive or similar rights existing prior to the issuance thereof.

            e. No Conflicts. Each of the Company and CPPT represents that the execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or By-laws in effect after giving effect to the acquisition of the Company by CPPT, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which it is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which it or its securities are subject) applicable to it or by which any of its property or asset is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). It is not in violation of its Certificate of Incorporation, By-laws or other organizational documents and it is not in default (and no event has occurred which with notice or lapse of time or both could put it in default) under, and it has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which it is a party or by which any of its property or assets is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Its businesses are not being conducted, and shall not be conducted so long as Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, it is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof or thereof; all of such consents, authorizations, orders, filings or registrations have been made or obtained or will be made or obtained within the required statutory or regulatory time periods, if any.

            f. Absence of Litigation. Each of the Company and CPPT represents that there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to its knowledge, threatened against or affecting it, or its officers or directors in their capacity as such that would materially affect it.

            g. Intellectual Property. Each of the Company and CPPT represents that it has the rights (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To its knowledge, it is not infringing upon or in conflict with any right of any other person with respect to any Intangibles. No adverse claims have been asserted by any person to the ownership or use of any Intangibles that would materially adversely affect its use of any Intangibles.

            h. No Materially Adverse Contracts, Etc. Each of the Company and CPPT represents that it is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in its judgment has or is expected in the future to have a material adverse effect on its operations or proposed operations. It is not a party to any contract or agreement which in the judgment of its officers has or is expected to have a material adverse effect on its operations. Neither the Company nor CPPT has granted any registration rights, including piggyback rights, to any person or entity, except pursuant to the terms of the acquisition of the Company by CPPT, the related financing in May 2005, and this Agreement.

            i. Information. The Company and CPPT represent that, as of June 30, 2005, the PPM and any disclosure exhibits and schedules to this Agreement are materially correct and do not contain an untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading. The PPM does not give effect to the business or operations of CPPT, which is a company with no substantive operations, nor does the PPM give effect to the recent combination of the Company and CPPT that closed on May 19, 2005.


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            j. Corporate Matters. In connection with the business combination of the Company and CPPT and the transactions contemplated thereby and hereby, the following actions are expected to be effected within such time after Closing as is reasonably feasible: a proposed reincorporation of CPPT under the laws of the State of Delaware; a proposed parent-subsidiary merger of CPPT and the Company under the laws of the State of Delaware; a proposed name change of CPPT to "Terra Insight Corporation" or such other corporate name as is selected by its Board of Directors; and an increase in the authorized common stock of CPPT to 250,000,000 shares.

      4. COVENANTS.

            a. Use of Proceeds. CPPT shall use the proceeds from the sale of the Securities for its working capital, including financing of up to $3 million of TNEC activities as per the TNEC Agreement and Schedule 1 thereto, by using $1 million of the initial $2 million payment by Buyer and up to a further $2 million of the amount above $3 million paid to CPPT by Buyer as contemplated herein.

            b. Reimbursement. If (i) Buyer, other than by reason of its own negligence or misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company or CPPT, in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if Buyer is impleaded in any such action, proceeding or investigation by any Person, or (ii) Buyer, other than by reason of its own negligence or misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving CPPT or in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, CPPT will reimburse Buyer for its reasonable legal expenses incurred in connection therewith. The reimbursement obligations of CPPT under this section shall be in addition to any liability which CPPT may otherwise have. CPPT also agrees that neither Buyer nor any such affiliate, partner, director, agent, employee or controlling person shall have any liability to CPPT or any person or entity asserting claims on behalf of or in right of CPPT in connection with or as a result of the consummation of this Agreement, except as may be expressly and specifically provided in or contemplated by this Agreement.

            c. Registration Statement. The Buyer shall be entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the conversion of the Securities. If the Company, at any time from the date of this Agreement until such time that the shares underlying the Securities paid for or irrevocably committed for are eligible for resale pursuant to Rule 144, proposes to register any of its common stock under the Securities Act for sale to the public (including, pursuant to any existing commitments to register the Company's common stock), whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 and any successor forms thereto), each such time the Company will give written notice to such effect to Buyer at least 10 days prior to such filing. Upon the written request of Buyer, received by the Company within 10 days after the giving of any such notice by the Company, to register any of the shares of Common Stock underlying the Securities purchased and eligible to be included in such a registration statement pursuant to the rules, interpretations and/or guidance of the Securities and Exchange Commission, the Company will cause, at Company's expenses, such underlying shares of Common Stock to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such shares so registered.

            d. Cooperation of Buyer. Buyer shall provide relevant and accurate information to CPPT and shall cooperate with CPPT in the preparation and submission of the registration statement.

      5. CONDITIONS TO THE COMPANY'S AND CPPT'S OBLIGATION. The obligation of CPPT hereunder to issue and sell the Securities to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's and CPPT's sole benefit and may be waived by the Company and/or CPPT at any time in its sole discretion:

            a. Buyer shall have executed this Agreement, and delivered the same to the Company and CPPT.

            b. Buyer shall have delivered and the Purchase Price shall have been received in accordance with Section 1 and paid at a Closing.


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            c. The representations and warranties of Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

            d. No undisclosed litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

      6. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. The obligation of Buyer to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in their sole discretion:

            a. The Company and CPPT shall have executed this Agreement.

            b. The representations and warranties of the Company and CPPT shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company and CPPT shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and CPPT at or prior to the Closing Date.

            c. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

            d. No material undisclosed event shall have occurred which could reasonably be expected to have a material adverse effect on the Company.

      7. GOVERNING LAW; MISCELLANEOUS.

            a. Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS AND THE NEW YORK STATE COURTS LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY EXPRESS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

                  NOTWITHSTANDING THE FOREGPOING, IN THE EVENT THE COMPANY IS THE PARTY FIRST FILING A CLAIM FOR RESOLUTION OF A DISPUTED AMOUNT UNDER THE TERMS OF THIS AGREEMENT ("DISPUTE"), SUCH DISPUTE SHALL BE FILED WITH THE INTERNATIONAL CHAMBER OF COMMERCE ("ICC"), CONDUCTED IN PARIS, FRANCE, TO BE DECIDED BY ONE OR MORE ARBITRATORS WITH FLUENCY IN ENGLISH APPOINTED IN ACCORDANCE WITH THE ARBITRATION RULES OF THE ICC. EACH PARTY SHALL BEAR ITS OWN FEES, EXPENSES AND COSTS IN CONNECTION WITH SUCH ARBITRATION.

            b. Counterparts. This Agreement must be signed in an original form only. Facsimile signatures will not be accepted in this regard. This Agreement shall become effective when original counterparts have been signed by each party and delivered to the other party.

            c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

            d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

            e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor CPPT nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Except as provided herein, no provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by express mail or delivered personally or by courier (including a recognized overnight delivery service) and shall be effective three days after being sent by express mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service), in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:
                           Attn.: Roman Rozenberg, Chief Executive Officer Terra Insight Corporation
                           99 Park Avenue, 16th Floor
                           New York, NY 10016
                           Telephone:  917-535-9500
                           Facsimile:  212-808-4155

                           With a copy (which shall not constitute notice) to:

                           Attn.:  Dan Brecher, Esq.
                           Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                           New York, NY 10016
                           Tel:  212-286-0747
                           Fax:  212-808-4155

                           If to CPPT:
                           Attn.: Roman Rozenberg
                           CompuPrint, Inc.
                           c/o Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                           New York, NY 10016
                           Telephone:  917-535-9500
                           Facsimile:  212-808-4155

                           With a copy (which shall not constitute notice) to:

                           Attn.:  Dan Brecher, Esq.
                           Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                           New York, NY 10016
                           Tel:  212-286-0747

                           Fax:  212-808-4155

                           If to Buyer:
                           At the address and facsimile number listed on the
signature page hereof.

Each party shall provide notice to the other party of any change in address.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor CPPT nor Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from Buyer or to any of its affiliates.

            h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            j. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            k. Survival. The representations, warranties and covenants made by each of the Company and Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

            l. Indemnification.

                  (a) Each of the Company and CPPT hereby agree to indemnify and hold harmless Buyer and its officers, directors, partners and members (collectively, the "Buyer Indemnitees"), from and against any and all damages, and agrees to reimburse Buyer Indemnitees for all reasonable out-of-pocket fees and expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Buyer Indemnitees and to the extent arising out of or in connection with:

                        (i) any material misrepresentation, omission of fact or breach of any of its representations or warranties contained in this Agreement; or

                        (ii) any material failure by it to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement.

            (b) Buyer hereby agrees to indemnify and hold harmless the Company, CPPT, and their officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all damages, and agrees to reimburse the Company Indemnitees for all reasonable out-of-pocket fees and expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

                        (i) any material misrepresentation, omission of fact or breach of any of any Buyer's representations or warranties contained in this Agreement; or

                        (ii) any material failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement.

            (c) Promptly after receipt by either party hereto seeking indemnification pursuant to this Section 7(l) (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to this Section 7(l) is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

                            [signature page follows]

      IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:                        TERRA INSIGHT CORPORATION

                                    By: Roman Rozenberg
                                        ----------------------------------------
                                        Roman Rozenberg, Chief Executive Officer

CPPT:                               COMPUPRINT, INC.

                                    By: /s/ Roman Rozenberg
                                        ----------------------------------------
                                        Roman Rozenberg, Chief Executive

BUYER:                              ENFICON ESTABLISHMENT

                                    By: /s/ Alexander Fedyaev
                                        ----------------------------------------
                                        Name:    Alexander Fedyaev
                                        Title:   Beneficiary Owner

                                    JURISDICTION OF INCORPORATION,
                                    ORGANIZATION OR FORMATION:  Liechtenstein

                                    ADDRESS: Liechtenstein
                                             Poststrasse 403
                                             FL-9491 Ruggell

                                    TELEPHONE:
                                              ------------------------
                                    FACSIMILE:
                                              ------------------------

                                    SECURITIES:
                                    Convertible Debenture
                                    Principal Amount: up to $5,000,000
                                    Purchase Price:  up to $5,000,000
                                    Initial Purchase Commitment: $2 million of such $5 million, to be paid on or before June 30, 2005